CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
China Discovery Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part Amendment No. 3 of the Registration Statement on Form S-1 of our report dated January 31, 2007, on the financial statements of China Discovery Acquisition Corp. as of January 15, 2007 and for the period from January 9, 2007 (date of inception) to January 15, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

UHY LLP
New York, New York

May 15, 2007